Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of our report dated June 22, 2021, except for the effects of the restatement disclosed in Note 2, as to which the date is December 9, 2021, relating to the financial statements of AEA-Bridges Impact Corp., which is contained in the Registration Statement. We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ WithumSmith+Brown, PC

New York, New York
February 7, 2022